Exhibit 21.1

Subsidiaries of Registrant

State of
Incorporation/
Subsidiary	Organization	Country	Assumed Name
American Contract Systems, Inc.	Minnesota	USA
AVID Medical, Inc.	Delaware	USA
Barista Acquisition I, LLC	Virginia	USA
Barista Acquisition II, LLC	Virginia	USA
Byram Healthcare Centers, Inc.	New Jersey	USA
Byram Holdings I, Inc.	New Jersey	USA
Clinical Care Services, L.L.C.	Utah	USA
Diabetes Specialty Center, L.L.C.	Utah	USA
Fusion 5 Inc.	Delaware	USA
Halyard North Carolina, LLC	North Carolina	USA
Key Diabetes Supply Co.	Michigan	USA	AOM Healthcare Solutions
Medical Action Industries Inc.	Delaware	USA
O&M Byram Holdings, GP	Delaware	USA
O&M Funding LLC	Delaware	USA
O&M Halyard, Inc.	Virginia	USA
O&M IT Holdings, Inc.	Virginia	USA
O&M IT Holdings II, Inc.	Virginia	USA
O&M Worldwide, LLC	Virginia	USA
Owens & Minor Distribution, Inc.	Virginia	USA	OM Healthcare Logistics
Owens & Minor Global Resources, LLC	Virginia	USA
Owens & Minor International Logistics, Inc.	Virginia	USA
Owens & Minor Medical, Inc.	Virginia	USA
Owens & Minor, Inc.	Virginia	USA
Owens & Minor, Inc. Executive Deferred Compensation Trust	Virginia	USA
Arabian Medical Products Manufacturing Company (19%)	N/A	Saudi Arabia
ArcRoyal Holdings Unlimited Company	N/A	Ireland
ArcRoyal Unlimited Company	N/A	Ireland
Halyard Malaysia SND BHD	N/A	Malaysia
La Ada de Acuna, S. de R.L. de C.V.	N/A	Mexico
Mira MEDsource (Shanghai) Co., LTD	N/A	Shanghai
Mira MEDsource Holding Company Limited	N/A	Hong Kong
O and M Halyard South Africa Pty Ltd	N/A	South Africa
O&M Brasil Consultoria Ltda	N/A	Brazil
O&M Halyard Australia PTY LTD	N/A	Australia
O&M Halyard Belgium	N/A	Belgium
O&M Halyard Canada Inc.	N/A	Canada
O&M Halyard France	N/A	France
O&M Halyard Germany GmbH	N/A	Germany
O&M Halyard Health India Private Limited	N/A	India
O&M Halyard Honduras S.A. de C.V.	N/A	Honduras
O&M Halyard Ireland Limited	N/A	Ireland

O&M Halyard Japan GK	N/A	Japan
O&M Halyard Korea	N/A	Republic of Korea
O&M Halyard Mexico, S. de R.L. de C.V.	N/A	Mexico
O&M Halyard Netherlands B.V.	N/A	Netherlands
O&M Halyard Singapore PTE Ltd	N/A	Singapore
O&M Halyard UK Limited	N/A	United Kingdom
O&M Healthcare Italia S.R.L.	N/A	Italy
O&M International Healthcare C.V.	N/A	Netherlands
O&M-Bermuda Insurance Co. Ltd.	N/A	Bermuda
Owens & Minor Global Services Unlimited Company	N/A	Ireland
Owens & Minor Ireland Unlimited Company	N/A	Ireland
Safeskin Medical & Scientific (Thailand) Ltd.	N/A	Thailand
Apria, Inc.	Delaware	USA
Apria Healthcare Group LLC	Delaware	USA
Apria Healthcare LLC	Delaware	USA
Apria Holdco LLC	Delaware	USA
CPAP Sleep Stores, LLC	Delaware	USA
DMEHUB LLC	Delaware	USA
Healthy Living Home Medical LLC	Delaware	USA
Lofta, Inc.	California	USA